UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 13, 2014

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On January 16, 2014, Summer Infant, Inc. (the “Company”) issued a press release that, among other information, announced selected preliminary unaudited financial results for the quarter ended December 31, 2013 and its outlook for the first quarter of 2014.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation with Current Chief Executive Officer

On January 13, 2014, the Company’s Board of Directors (the “Board”) determined not to renew the Company’s employment agreement with Jason Macari, the Company’s President and Chief Executive Officer, and as a result, Mr. Macari will no longer serve as the Company’s President and CEO effective February 1, 2014.  Mr. Macari will continue as a director of the Company following the Separation Date, subject to his agreement regarding resignation as described below.

On January 15, 2014, the Company entered into a Separation Agreement and Release with Mr. Macari (the “Separation Agreement”), in connection with his departure as the Company’s President and CEO effective February 1, 2014 (the “Separation Date”).  Pursuant to the Separation Agreement, Mr. Macari agreed to be available to consult with the Company during the six-month period following the Separation Date, which may be extended for an additional six months at the election of the Company, subject to mutual agreement regarding compensation for such additional services.  In addition, for a period of 18 months following the Separation Date, Mr. Macari agreed not to directly or indirectly compete with the Company, or to solicit employees, customers or suppliers of the Company.

In consideration of his general release of any claims against the Company, over a period of 18 months following the Separation Date, Mr. Macari will receive (i) cash payments in the gross amount of approximately $600,000, payable over the 18-month period, (ii) continued medical, dental and health coverage, and (iii) continued vesting of outstanding, unvested equity awards.  At the end of such 18-month period, all unexercised, vested stock options shall remain exercisable and shall not terminate until 90 days following the end of such 18-month period, and any remaining unvested equity awards will be forfeit.  If Mr. Macari breaches certain covenants under the Separation Agreement, the Company may suspend vesting of the equity awards and payment of any consideration to Mr. Macari and seek to recover consideration paid to Mr. Macari, and Mr. Macari will be deemed to have resigned from his position as a director of the Company.  Mr. Macari will continue as a director of the Company following the Separation Date, provided that he has agreed to resign from the Board on the earlier of (i) a deemed resignation in connection with the breach by him of certain covenants under the Separation Agreement, (ii) his voluntarily resignation and (iii) the date eighteen months from the Separation Date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement.  A copy of the Separation Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Appointment of New Chief Executive Officer

On January 13, 2014, the Board appointed Carol Bramson, 49, as the Company’s President and CEO effective February 1, 2014.  Ms. Bramson has been a director of the Company since July 1, 2012.  Prior to joining the Company, Ms. Bramson was Managing Director of 212 Equity Management, LLC, a private investment firm that she founded in 2010.  Ms. Bramson has over 20 years’ experience working with companies in a variety of industries.  In 1988, she joined Essex Venture Partners (now Essex Woodlands Health Ventures), a venture capital firm with a focus on early stage investments in the health care industry, and eventually joined Banc One Equity Capital (formerly First Chicago Equity Capital) in 1992, where she became a Partner with responsibility for all phases of the investment process.  In 2001, Ms. Bramson founded TBG Capital, LLC, a firm that provided equity capital and advisory services to companies to facilitate start-up, growth and acquisitions.  Ms. Bramson holds a B.S. in Finance (with honors) from DePaul University and an MBA from The University of Chicago.  Ms. Bramson will remain a director of the Company.

On January 16, 2014, in connection with her appointment as President and CEO, the Company and Ms. Bramson entered into an employment agreement (the “Employment Agreement”).  Pursuant to the Employment Agreement, Ms. Bramson will serve as President and CEO beginning February 1, 2014 continuing until January 31, 2015, provided the Employment Agreement is not terminated earlier in accordance with its terms.  Ms. Bramson will receive a salary at an annual gross rate of $350,000, and will be eligible to receive a cash bonus in the minimum amount of $100,000 under the Company’ annual short-term incentive plan.  Ms. Bramson is eligible to participate in the Company’s long-term incentive plan and any other bonus plans, as determined by the Compensation Committee of the Board, and is eligible to receive all medical, dental and other benefits to the same extent as provided to other senior management employees.  Upon the commencement of her employment and subject to approval of the Compensation Committee of the Board, Ms. Bramson will receive a stock option to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on such date.  The stock option will vest and become exercisable in 12 equal monthly installments, subject to Ms. Bramson’s continued employment, provided that the vesting of the stock option will accelerate in the event of a change in control of the Company or a termination of Ms. Bramson’s employment by the Company without cause. The Company or Ms. Bramson may terminate the Employment Agreement upon 30 days’ prior notice for any reason.  If the Company terminates the Employment Agreement without cause, then depending on the date of such termination, the Company will continue to pay Ms. Bramson a portion of or all of her salary and provide benefits for a period of time following such termination, and Ms. Bramson will be entitled any bonus earned as of such termination date and to the acceleration of vesting of her stock option as noted above.

The Company and Ms. Bramson also entered into a standard form of indemnification agreement with respect to her service as an officer and director of the Company.  The indemnification agreement contains customary terms and conditions relating to the indemnification of Company directors and/or officers to the fullest possible extent permitted by Delaware law against expenses and certain other amounts actually and reasonably incurred or paid by the director or officer in any action, suit or proceeding  on account of the officer’s or director’s service as a director, officer, employee or agent of the Company or, at the Company’s request, any other entity, and the advancement of expenses in connection with such proceedings.

The foregoing summary of the Employment Agreement and indemnification agreement does not purport to be complete and is qualified in its entirety by reference to such agreements.  Copies of the Employment Agreement and form of indemnification agreement are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference into this Item 5.02.

Item 8.01.                                        Other Events.

On January 16, 2014, the Company issued a press release announcing, among other information, that Kenneth Price has joined the Company as President of Global Sales & Marketing.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Separation Agreement and Release, dated as of January 15, 2014, by and between Summer Infant, Inc. and Jason Macari

10.2	Employment Agreement, dated as of January 16, 2014, by and between Summer Infant, Inc. and Carol Bramson

10.3	Summer Infant, Inc. Form of Indemnification Agreement (for officers and directors)

99.1	Press release of Summer Infant, Inc. dated January 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: January 17, 2014	By:	/s/ Paul Francese
Paul Francese, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of January 15, 2014, by and between Summer Infant, Inc. and Jason Macari

10.2	Employment Agreement, dated as of January 16, 2014, by and between Summer Infant, Inc. and Carol Bramson

10.3	Summer Infant, Inc. Form of Indemnification Agreement (for officers and directors)

99.1	Press release of Summer Infant, Inc. dated January 16, 2014